Exhibit 3.6


                                 AMENDMENT NO. 3
                                     TO THE
                      AMENDED AND RESTATED TRUST AGREEMENT
                                       OF
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY


        This AMENDMENT NO. 3 dated as of June 13, 2002 ("Amendment No. 3") to the Trust Agreement (as defined below) of Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Trust"), is entered into, by and among the undersigned Trustees. Capitalized terms used but not defined shall have the meaning assigned to such terms in Article 2 of the Trust Agreement.

                              W I T N E S S E T H :

        WHEREAS, a trust was created as a business trust in accordance with applicable provisions of the Trust Act by entering into a Trust Agreement, dated as of August 12, 1996, as amended by Amendment No. 1 dated as of April 30, 1997 and as further amended and restated by an Amended and Restated Trust Agreement dated September 30, 1997 ("Amended and Restated Trust Agreement"), as amended by Amendment No. 1 dated as of May 8, 2000 ("Amendment No. 1") and as further amended by Amendment No. 2 dated as of December 11, 2000 ("Amendment No. 2" and collectively, with Amendment No.1 and the Amended and Restated Trust Agreement, the "Trust Agreement"), and by the filing with the Secretary of State of the State of Delaware of a Certificate of Trust on August 12, 1996, as amended;

Creation of Series A Convertible Community Reinvestment Act Preferred Shares

        WHEREAS, the Board of Trustees adopted resolutions to amend the Trust Agreement as provided herein to create a class of preferred shares called the Series A Convertible Community Reinvestment Act Preferred Shares (the "Series A Convertible CRA Shares") and to fix the preferences, conversion and other rights, voting powers, restrictions (including transfer restrictions), limitations as to distributions, qualifications or terms or conditions of redemption of such Series A Convertible CRA Shares;

        WHEREAS, pursuant to Section 10.4 of the Trust Agreement, the Board of Trustees has the power to amend Article 6 of the Trust Agreement without the consent of the Trust's Shareholders or the registered trustee to reflect any rights, preferences or privileges granted in connection with the issuance of the Series A Convertible CRA Shares;

Increase in Number of Authorized Shares

        WHEREAS, the Board of Trustees adopted resolutions to recommend, and did recommend to the Shareholders of the Trust, that the Trust Agreement be amended to increase the number of authorized shares from 50,000,000 to 100,000,000; and

        WHEREAS, a majority of the Shareholders of the Trust entitled to vote, voted affirmatively to amend the Trust Agreement to increase the number of authorized shares of the Trust from 50,000,000 to 100,000,000 at the Trust's annual meeting of Shareholders on June 11, 2002.

        NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

        1. Effective as of June 13, 2002, a Section 6.8 of the Trust Agreement is hereby added to the Trust Agreement as follows:

               6.8 Certificate of Designation. The Series A Convertible Community Reinvestment Act Preferred Shares of the Trust, shall have (i) the designation, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth in the Certificate of Designation, attached hereto as Appendix B, which terms are incorporated by reference in, and made a part of, this Trust Agreement as if specifically set forth herein.

        2. Effective as of June 11, 2002, the first sentence of Section 6.1 of the Trust Agreement is hereby amended to read as follows:

               6.1 Authorization of Shares. The Trust is authorized to issue
                               100,000,000 Shares.

        3. Except as otherwise amended herein, the Trust Agreement remains unchanged and in full force and effect.

        4. This Amendment No. 3 shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

        5. Wilmington Trust Company, in its capacity as Registered Trustee of the Trust, is hereby instructed to execute and deliver this Amendment No. 3 pursuant to Section 3.2(a)(iii) of the Trust Agreement.

        6. This Amendment No. 3 may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.


                            [Signature Page Follows]

               IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 3 to be executed as of the day and year first above written.


                                            MANAGING TRUSTEES:


                                            /S/ Stephen M. Ross
                                            ------------------------------------
                                            Stephen M. Ross


                                            /S/ Peter T. Allen
                                            ------------------------------------
                                            Peter T. Allen


                                            /S/ Stuart J. Boesky
                                            ------------------------------------
                                            Stuart J. Boesky


                                            /S/Alan P. Hirmes
                                            ------------------------------------
                                            Alan P. Hirmes


                                            /S/ Charles L. Edson
                                            ------------------------------------
                                            Charles L. Edson


                                            /S/ Arthur P. Fisch
                                            ------------------------------------
                                            Arthur P. Fisch


                                            /S/ Thomas W. White
                                            ------------------------------------
                                            Thomas W. White


                                            /S/  Michael J. Brenner
                                            ------------------------------------
                                            Michael J. Brenner

                                                    REGISTERED TRUSTEE:

                                                    WILMINGTON TRUST COMPANY,
                                            (executing solely pursuant to
                                            Section 3.2(a)(iii) of the Trust
                                            Agreement and not in its individual
                                            capacity but solely as Registered
                                            Trustee)



                                            By:    /S/ Joseph B. Feil
                                                   -----------------------------
                                                   Name:  Joseph B. Feil
                                                   Title:  Senior Financial
                                                           Services Officer


                               CONSENT OF MANAGER
                               ------------------

        The Manager of the Trust hereby consents to the obligations imposed upon it under Section 8 of the Certificate of Designation.

        For the benefit of Wilmington Trust Company, as Registered Trustee of the Trust, the Manager of the Trust hereby (i) confirms that this Amendment No. 3 has been duly adopted in accordance with the provisions of the Trust Agreement, and (ii) instructs Wilmington Trust Company, in its capacity as Registered Trustee of the Trust, to execute and deliver this Amendment No. 3 pursuant to Section 3.2(a)(iii) of the Trust Agreement.


                                            Related Charter L.P.

                                            By:    Related Charter LLC

                                                   By:    /S/ Alan Hirmes
                                                          ----------------------
                                                          Name:  Alan Hirmes
                                                          Title:  Senior Vice
                                                                  President

                                                                      Appendix B
                                                                      ----------



                           CERTIFICATE OF DESIGNATION
                                       of
        SERIES A CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES
                                       of
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

               Pursuant to the Amended and Restated Trust Agreement of Charter Municipal Mortgage Acceptance Company dated September 30, 1997, as amended


               CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY, a Delaware business trust created and existing under the Delaware Business Trust Act (the "Trust"),

               DOES HEREBY CERTIFY:

               That pursuant to the authority expressly vested in the board of trustees of the Trust ("Board of Trustees") by the Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, as amended (the "Trust Agreement"), the Board of Trustees duly adopted on June 13, 2002 resolutions providing for the amendment of the Trust Agreement creating a class of Preferred Shares, no par value, of the Trust, with (i) the designations, powers, preferences, (ii) the relative, participating, optional or other special rights, and (iii) the qualifications, limitations or restrictions, set forth below (in addition to those set forth in the Trust Agreement):

               1. DESIGNATION AND AMOUNT. The Shares of such class of Preferred Shares shall be designated "Series A Convertible Community Reinvestment Act Preferred Shares" (the "Series A Convertible CRA Shares") and, subject to the Trust Agreement, the number of Shares constituting such class shall be as determined from time to time by the Board of Trustees. The Trust may, from time to time, issue additional Series A Convertible CRA Shares and has issued, and may from time to time issue, other securities which are on parity with the Series A Convertible CRA Shares with respect to allocations of CRA Credits (as defined below) which includes, but is not limited to, additional already issued and currently outstanding Convertible Community Reinvestment Act Preferred Shares of the Trust (collectively, "Parity Securities").

               2. DISTRIBUTIONS AND EARNINGS.

                  a. Distributions. Except as set forth in Section 2.b., the Trust shall pay distributions on each Series A Convertible CRA Share which are the same as the distributions paid on each of the Trust's Common Shares. The distributions shall be declared and paid whenever distributions on the Common Shares are declared and paid. The record date for payment of distributions on the Series A Convertible CRA Shares shall be the same date as for the Common Shares.

                  b. Initial Distribution. Notwithstanding the terms of Section 2.a., the initial distribution payable on the Series A Convertible CRA Shares shall be equal to the quarterly distribution then payable on the Common Shares, prorated for the period from the date of issuance of the Series A Convertible CRA Shares through the record date for such distribution.

                  c. Non-Cash Distributions. In the event the Trust (i) pays to all holders of Common Shares distributions payable in Common Shares or securities convertible into Common Shares, (ii) issues to all holders of Common Shares of certain rights, options or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the fair market value per Common Share, or (iii) distributes to all holders of Common Shares evidences of indebtedness or assets of the Trust, the Series A Convertible CRA Shareholders shall receive for each Series A Convertible CRA Share held the same payment, issuance or distribution payable with respect to each Common Share. For example, in the case of clause (i), if holders of Common Shares are entitled to receive two Common Shares for each Common Share they hold, Series A Convertible CRA Shareholders will receive two Common Shares for each Series A Convertible CRA Share they hold. In connection with the foregoing payments, issuances or distributions, the Board of Trustees, in its sole discretion, shall take whatever actions it considers to be advisable in order that holders of Common Shares and Series A Convertible CRA Shares are treated the same for federal income tax purposes.

                  d. Earnings. For federal income tax purposes, the Board of Trustees shall allocate to each Series A Convertible CRA Share the same earnings as it allocates to each of the Common Shares, subject to the same proration for distributions set forth in Section 2.b.

               3. LIQUIDATION, DISSOLUTION OR WINDING UP. The Series A Convertible CRA Shares shall rank (i) on a parity (pro rata based on the number of Series A Convertible CRA Shares, Common Shares, and other equity securities outstanding which rank in parity with respect to rights upon liquidation, dissolution or winding up of the Trust) with the Common Shares and all other equity securities issued by the Trust other than the equity securities referred to in clause (ii); and (ii) junior to all equity securities issued by the Trust whose terms specifically provide, other than with respect to allocations of CRA Credits, that they rank senior to the Series A Convertible CRA Shares. With respect to CRA Credit allocations, the Series A Convertible CRA Shares will rank senior to the Common Shares and on parity with the Convertible CRA Shares and other Parity Securities. The Trust may issue additional Parity Securities.

               4. VOTING RIGHTS.

                  a. General. Except as otherwise specifically provided herein, the holders of Series A Convertible CRA Shares ("Series A Convertible CRA Shareholders") shall not be entitled to vote.

                  b. Required Consent. The Trust shall not, without the affirmative vote or consent of the holders of a majority of the outstanding Series A Convertible CRA Shares, amend, alter or repeal the terms of the Series A Convertible CRA Shares or any provisions of the

Trust's Trust Agreement that would adversely affect the powers, preferences, privileges or rights of the Series A Convertible CRA Shares.

               5. RIGHTS WITH RESPECT TO CRA CREDIT ALLOCATIONS.

                  a. General. Only Series A Convertible CRA Shares and other Parity Securities shall be entitled to an allocation of CRA Credits. "CRA Credits" are an allocation of the value of any assets owned directly or indirectly by the Trust ("Investments") which a Series A Convertible CRA Shareholder or holder of a Parity Security may be able to report under the "investment test" promulgated under the Community Reinvestment Act of 1977, as amended from time to time (the "CRA"). Subject to the terms of this Section 5, each Series A Convertible CRA Share shall be entitled to an allocation of CRA Credits equal to the initial purchase price paid to the Trust for such Series A Convertible CRA Share. CRA allocations shall be undertaken upon each issuance of Series A Convertible CRA Shares or other Parity Securities and reallocations, if any, shall be undertaken at the end of each quarter. For CRA Credit allocation purposes, Investments shall be valued at their carrying value as of the Trust's most recent calendar quarter.

                  b. Initial Allocations. Each Series A Convertible CRA Shareholder shall provide to the Trust a certification of its Self-Defined Assessment Area. "Self-Defined Assessment Area" is the Series A Convertible CRA Shareholder's geographic self-defined assessment area or broader statewide or regional area that includes a Series A Convertible CRA Shareholder's self-defined assessment area for purposes of the CRA. Upon subscription for Series A Convertible CRA Shares, the Manager, on behalf of the Trust, shall notify the Series A Convertible CRA Shareholders of the CRA Credits allocated to such Shareholders' Series A Convertible CRA Shares based upon such Shareholder's Self-Defined Assessment Area. To the extent that upon the initial issuance of Series A Convertible CRA Shares by the Trust to a Series A Convertible CRA Shareholder, such Series A Convertible CRA Shareholder is not allocated the amount of Investments it has requested and is entitled to receive based on the initial purchase price paid for its Series A Convertible CRA Shares (an "Unallocated Shareholder"), the Trust shall use its commercially reasonable efforts to acquire Investments after such issuance that satisfy such Unallocated Shareholders' Self-Defined Assessment Area. An investor of Series A Convertible CRA Shares which is allocated the amount of Investments which it has requested and is entitled to receive based on the initial purchase price paid for its Series A Convertible CRA Shares is referred to as a "Fully Allocated Shareholder".

                  c. Replacement Allocations. CRA Credits shall not be reallocated except as follows:

                     i. Prepayment, Repayment or Sale of Allocated Assets. If an Investment comprising a CRA Credit allocated to a Series A Convertible CRA Shareholder is either repaid, prepaid, sold or foreclosed (a "Terminated Allocation") within the first 24 months after such Investment is first allocated to a Series A Convertible CRA Shareholder ("Initial 24 Month Period"), then the Trust shall either reallocate a comparable unallocated Investment to the Series A Convertible CRA Shareholder or use its commercially reasonable efforts to replace the Terminated Allocation with a comparable Investment and have it reallocated to the Series A Convertible CRA Shareholder. However, if a Terminated Allocation occurs after the Initial 24

Month Period, the Trust shall have no obligation to replace the Terminated Allocation with a new Investment although such Series A Convertible CRA Shareholder may choose to receive a reallocation from among any then existing but unallocated Investments, subject to the allocation priorities set forth in
Section 5.d.

                     ii. Reclassification Upon Transfer. If a Fully Allocated Shareholder transfers its Series A Convertible CRA Shares, the transferee shall receive the same allocation of CRA Credits as the Fully Allocated Shareholder had prior to transfer. If an Unallocated Shareholder transfers its Series A Convertible CRA Shares, the transferee shall receive (i) the same allocation of CRA Credits as the Unallocated Shareholder had prior to transfer, and (ii) the same priority that the Unallocated Shareholder had prior to transfer with respect to allocations of CRA Credits which the Unallocated Shareholder has properly requested from the Trust but had not received prior to transfer. Subject to the allocation priorities set forth in Section 5.d., a transferee shall have a one-time option to obtain a different allocation of CRA Credits based on any then existing but unallocated Investments.

                     iii. Permissive Reallocations; Sources of Unallocated CRA Credits. The Trust, in its sole discretion, may allow a Series A Convertible CRA Shareholder to reallocate its CRA Credits to unallocated CRA Credits of the Trust available from the sources set forth below, subject to the allocation priorities set forth in Section 5.d. The sources of unallocated CRA Credits shall be as follows:

                          A. Current Investments. Investments currently held by
the Trust which are unallocated to any Series A Convertible CRA Shareholder or holders of any Parity Securities.

                          B. New Investments. New Investments acquired from time
to time which are unallocated to any Series A Convertible CRA Shareholder or holders of any Parity Securities.

                          C. Conversions to Common Shares. CRA Credits allocated
to Series A Convertible CRA Shares or Parity Securities that are converted to Common Shares.

                     iv. Mechanics for Reallocation. The Manager shall adopt such procedures as it deems necessary to implement the reallocation and/or replacement allocation rights set forth in this Section 5.

                  d. Allocation Priorities. Unallocated CRA Credits shall be allocated in accordance with the following priorities:

                     (i) first, to Unallocated Shareholders;

                     (ii) second, to Series A Convertible CRA Shareholders and holders of Parity Securities with Terminated Allocations within the Initial 24 Month Period;

                     (iii) third, to the transferee of Series A Convertible CRA Shares or Parity Securities;

                     (iv) fourth, to Series A Convertible CRA Shareholders and holders of Parity Securities with Terminated Allocations subsequent to the Initial 24 Month Period; and

                     (v) fifth, at the sole discretion of the Trust, the balance to Series A Convertible CRA Shareholders and holders of Parity Securities who request reallocations of CRA Credits.

               Within each category set forth above, the Trust shall determine the order in which Series A Convertible CRA Shareholders and holders of Parity Securities are entitled to receive allocations of CRA Credits as follows:

                          A. for clause (i) above, priority shall be based on
the order in which Series A Convertible CRA Shareholders or holders of Parity Securities became Unallocated Shareholders;

                          B. for clauses (ii) and (iv) above, priority shall be
based on the order in which a Series A Convertible CRA Shareholder or a holder of a Parity Security suffers a Terminated Allocation;

                          C. for clause (iii) above, priority shall be based on
the order in which Series A Convertible CRA Shares or Parity Securities were transferred; and

                          D. for clause (v) above, priority shall be based on
the order in which the request for reallocation is actually received by the Trust.

                  e. Allocations with respect to Subsequent Parity Security Offerings. Shareholders who acquire Parity Securities in a subsequent offering by the Trust shall have the same rights to initial allocation and subsequent reallocation of unallocated CRA Credits as the Series A Convertible CRA Shareholders and other holders of Parity Securities who purchased shares in prior offerings, subject to the allocation priorities set forth in Section 5.d.

               6. CONVERSION.

                  a. Optional Right to Convert; Conversion Formula. Series A Convertible CRA Shares may be converted into Common Shares at the end of any calendar quarter (or more frequently at the Trust's discretion upon not less than fourteen (14) days written notice) at the Series A Convertible CRA Shareholder's option on a one-to-one ratio as adjusted pursuant to the terms of
Section 6.c.

                  b. Mechanics of Conversion; Fractional Shares.

                     i. Each Series A Convertible CRA Shareholder who desires to convert its Series A Convertible CRA Shares into Common Shares shall provide notice to the Trust in the form of the Notice of Conversion attached to this Certificate of Designation (a

"Conversion Notice") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the Series A Convertible CRA Shares for which conversion is elected, shall be delivered to the Trust by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Trust shall be a "Notice Date."

               The Trust shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such Series A Convertible CRA Shareholder at the address of the holder on the books of the Trust, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as set forth herein; provided that the original certificates representing the Series A Convertible CRA Shares to be converted are received by the transfer agent or the Trust within three business days after the Notice Date and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date such original certificates are received. If the original certificates representing the Series A Convertible CRA Shareholder to be converted are not received by the transfer agent or the Trust within three business days after the Notice Date, the Conversion Notice shall become null and void.

                     ii. If the Conversion Ratio results in a Series A Convertible CRA Shareholder being entitled to receive a fractional Common Share with respect to the aggregate Series A Convertible CRA Shares being converted pursuant to a Conversion Notice, in lieu of the issuance of such fractional Common Share, Trust shall pay to the Series A CRA Shareholder cash in an amount equal to the price of a Common Share on the date of the Conversion Notice multiplied by the fraction representing the fractional share.

                  c. Adjustment to Conversion Ratio.

                     i. If, prior to the conversion of all Series A Convertible CRA Shares, the number of issued and outstanding Common Shares is increased by a share split or other similar event, the conversion ratio shall be proportionately increased, or if the number of issued and outstanding Common Shares is decreased by a combination or reclassification of Common Shares or other similar event, the conversion ratio shall be proportionately decreased.

                     ii. If, prior to the conversion of all Series A Convertible CRA Shares, the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, tender offer of all or substantially all of the shares or sale of all or substantially all of the Trust's assets), as a result of which Common Shares shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Series A Convertible CRA Share, if convertible after the consummation of the transaction, shall thereafter be convertible into the kind and amount of shares and other securities and property (including cash or any combination thereof) receivable upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one Series A Convertible CRA Share was convertible immediately prior to such transaction, assuming such Series A Convertible CRA Shareholder failed to exercise any rights of election to convert (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share shall be deemed to be the kind and amount received per share by a plurality of non-election shares). The Trust may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                  d. Effect of Conversion on Allocation of CRA Credits. Upon conversion, Series A Convertible CRA Shareholders shall no longer be entitled to retain the allocation of CRA Credits allocated to the Series A Convertible CRA Shares that were converted to Common Shares. Such CRA Credits shall be allocated to other Series A Convertible CRA Shareholders and holders of Parity Securities pursuant to Section 5.

                  e. Conversion into Common Shares. Upon conversion of the Series A Convertible CRA Shares in accordance with this Certificate of Designation and the issuance of a certificate or certificates for the number of Common Shares to which the Series A Convertible CRA Shareholder shall be entitled as set forth herein, such Series A Convertible CRA Shares shall be deemed automatically canceled and shall cease to be issued or outstanding. The conversion of Series A Convertible CRA Shares into Common Shares is hereby authorized and the Common Shares issued upon conversion shall be fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The number of issued and outstanding Shares (as defined in the Trust Agreement) shall not be deemed to have increased solely as a result of a conversion of Series A Convertible CRA Shares in accordance with this Certificate of Designation. For avoidance of doubt and by way of illustration, if there are 100 issued and outstanding Shares, 50 of which are Series A Convertible CRA Shares and 50 of which are Common Shares, then upon a conversion of one Series A Convertible CRA Share to a Common Share in accordance with this Certificate of Designation, there would still be only 100 issued and outstanding Shares, 49 of which are Series A Convertible CRA Shares and 51 of which are Common Shares.

               7. CRA REPORTING. The Trust shall provide to each Series A Convertible CRA Shareholder the following reports:

                     i. an initial report within thirty days of the issuance of Series A Convertible CRA Shares which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each Series A Convertible CRA Shareholder which shall include the name and address of the property underlying such Investment (the "Underlying Property"), the carrying value of such Investment and data concerning the community served by the Underlying Property, including tenant income limitations, and a brief description of the Underlying Property's development status (i.e., under construction, leasing, or stabilized occupancy); and

                     ii. quarterly reports within forty-five days after the end of each calendar quarter which shall set forth specific information regarding the Investment comprising the CRA Credits allocated to each Series A Convertible CRA Shareholder, such as the name and address of the Underlying Property, the carrying value of the Investment allocated to such Series A Convertible CRA Shareholder and updated information on the Underlying Property's construction and physical occupancy status.

               8. CRA AUDITING ASSISTANCE. The Manager, on behalf of the Trust, shall provide technical support and documentation to assist Series A Convertible CRA Shareholders in preparing for CRA audits and shall attend audit meetings if requested. In the event that such support and documentation is requested, the Series A Convertible CRA Shareholder making the request shall be required to pay all of the Trust's out-of-pocket expenses associated with such assistance. The Manager shall adopt such procedures and rules as it deems necessary in providing the assistance contemplated in this Section 8.

               9. TRANSFER RESTRICTIONS.

                  a. Legend.

                     i. Public Offering of Series A Convertible CRA Shares

               The Series A Convertible CRA Shares offered in a public offering shall be subject to restrictions on transfer as set forth in this Certificate of Designation and each Series A Convertible CRA Share certificate will contain a legend which substantially to the following effect:

        THE SERIES A CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES REPRESENTED HEREBY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES. OTHER TRANSFER RESTRICTIONS, INCLUDING MINIMUM TRANSFER AMOUNTS, ARE SET FORTH IN THE CERTIFICATE OF DESIGNATION.

                     ii. Private Offering Pursuant to 144A

               The Series A Convertible CRA Shares offered in a private offering pursuant to 144A of the Securities Act of 1933, as amended, shall be subject to restrictions on transfer as set forth in this Certificate of Designation, and each Series A Convertible CRA Share certificate will contain a legend which substantially to the following effect:

        THE SERIES A CONVERTIBLE COMMUNITY REINVESTMENT ACT PREFERRED SHARES (THE "SERIES A CONVERTIBLE CRA SHARES") REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NEITHER SUCH SERIES A CONVERTIBLE CRA SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. SERIES A CONVERTIBLE CRA SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

        A SERIES A CONVERTIBLE CRA SHAREHOLDER MAY NOT TRANSFER LESS THAN 200,000 SERIES A CONVERTIBLE CRA SHARES, OR, IN THE EVENT THAT SUCH SERIES A CONVERTIBLE CRA SHAREHOLDER WAS PERMITTED TO PURCHASE AND DID PURCHASE LESS THAN 200,000 SERIES A CONVERTIBLE CRA SHARES, THE NUMBER OF SERIES A CONVERTIBLE CRA SHARES SO PURCHASED. UNLESS A TRANSFEROR HAS TRANSFERRED ALL OF ITS SERIES A CONVERTIBLE CRA SHARES, IT MUST RETAIN NO LESS THAN 200,000 SERIES A CONVERTIBLE CRA SHARES OR THE AMOUNT OF SERIES A CONVERTIBLE CRA SHARES INITIALLY ACQUIRED.

        THE HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE SERIES A CONVERTIBLE CRA SHARES REPRESENTED HEREBY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY "AFFILIATE" OF THE ISSUER WAS THE OWNER OF SUCH SERIES A CONVERTIBLE CRA SHARES (OR ANY PREDECESSOR HEREOF), ONLY IN A TRANSFER (A) TO THE ISSUER OR AN INITIAL PURCHASER OR BY, THROUGH, OR IN A TRANSACTION APPROVED BY AN INITIAL PURCHASER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THE SERIES A CONVERTIBLE CRA SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
        (3) OR (7) UNDER THE SECURITIES ACT) THAT IS ACQUIRING SUCH SERIES A CONVERTIBLE CRA SHARES FOR ITS OWN ACCOUNT OR AS FIDUCIARY OR AGENT FOR OTHERS (EACH OF WHICH MUST BE SUCH AN INSTITUTIONAL ACCREDITED INVESTOR UNLESS THE PURCHASER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
        (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL TO THE FULLEST EXTENT PERMITTED BY LAW BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE ISSUER, THE TRANSFER AGENT OR ANY INTERMEDIARY.

                  b. Minimum Transfer Amounts. A Series A Convertible CRA Shareholder may not transfer, at any time, less than (i) 200,000 Series A Convertible CRA



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



Shares, or, (ii) in the event that at the Manager's discretion a Series A Convertible CRA Shareholder was permitted to purchase and did purchase less than 200,000 Series A Convertible CRA Shares, the number of Series A Convertible CRA Shares so purchased. In all events, however, if a transferor has not transferred all of its Series A Convertible CRA Shares, it must retain no less than 200,000 Series A Convertible CRA Shares or the amount of Series A Convertible CRA Shares initially acquired.

               10. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

               11. SECTION REFERENCES. Unless otherwise stated herein, references to sections shall be deemed to be references to sections of this Certificate of Designation.

               12. GOVERNING LAW. This Certificate of Designation shall be interpreted in accordance with the terms of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

               13. CERTIFICATES. Certificates representing Series A Convertible CRA Shares shall include a statement that requires the Trust to furnish to any Series A Convertible CRA Shareholder, upon written request and without charge, a full statement of (i) any restrictions, limitations, preferences or redemption provisions concerning the Series A Convertible CRA Shares and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, and other qualifications and terms and conditions of redemption of such Series A Convertible CRA Shares and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of Series A Convertible CRA Shares. Notwithstanding any other provision of the Trust Agreement or the Amended and Restated Bylaws of the Trust (the "Trust Bylaws") to the contrary, a certificate representing Series A Convertible CRA Shares shall be validly issued upon the manual signature of any one or more Managing Trustee. Such a certificate need not be countersigned and registered by the Trust's transfer agent and/or registrar. The Managing Trustees, acting individually or collectively, shall execute and deliver certificates representing the Series A Convertible CRA Shares substantially in the form attached hereto as Exhibit A and incorporated herein by reference, together with such modifications thereto as such Managing Trustee or Managing Trustees shall approve (notwithstanding any other provision of the Trust Agreement or Amended and Restated Bylaws of the Trust but subject to the requirements set forth in this Certificate of Designation), such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such Managing Trustee or Managing Trustees. To the extent that this
Section 13 is inconsistent with the Trust Bylaws, in accordance with Article XIV of the Trust Bylaws, the Trust Bylaws, including Article VII of the Trust Bylaws, shall be deemed amended for the limited purposes set forth in this
Section 13.



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



                                    ANNEX TO
                           CERTIFICATE OF DESIGNATION
                           --------------------------

                              NOTICE OF CONVERSION
                              --------------------

To:     Charter Municipal Mortgage Acceptance Company

        Reference is made to that certain Certificate of Designation of Series A Convertible Community Reinvestment Act Preferred Shares Series A Convertible CRA Shares of Charter Municipal Mortgage Acceptance Company (the "CRA Designation"). Capitalized terms used but not defined herein shall have the meanings set forth in the CRA Designation. Pursuant to the CRA Designation, the undersigned, being a holder of Series A Convertible CRA Shares (an "Exercising Holder"), hereby elects to exercise its conversion rights as to a portion or portions of its Series A Convertible CRA Shares, all as specified opposite its signature below:

Dated:





                                                              NUMBER OF SERIES A
                     EXERCISING HOLDER                         CONVERTIBLE CRA
                     -----------------                           SHARES TO BE
                                                                 CONVERTED TO
                                                                 COMMON SHARES
  Name                             Signature                     -------------


                                                              -----------------









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